EXHIBIT 21

SUBSIDIARIES OF AMERICAN DENTAL PARTNERS, INC.

PDHC, Ltd., a Minnesota corporation

Texas Dental Partners, Inc., a Texas corporation

Northpark Dental Group, LLC, a Delaware limited liability company

American Dental Partners of Louisiana, LLC, a Delaware limited liability company

American Dental Partners of Pennsylvania, LLC, a Delaware limited liability company

Apple Park Associates, Inc., a Delaware corporation

American Dental Partners of Ohio, Inc., a Delaware corporation

Innovative Practice Concepts, Inc., an Arizona corporation

American Dental Professional Services, LLC, a Delaware limited liability company

American Dental Partners of Virginia, LLC, a Delaware limited liability company

American Dental Partners of Maryland, LLC, a Delaware limited liability company

American Dental Partners of Alabama, LLC, a Delaware limited liability company

American Dental Partners of Oklahoma, LLC, a Delaware limited liability company

American Dental Partners of North Carolina, LLC, a Delaware limited liability company

American Dental Partners of California, Inc., a Delaware corporation

American Dental Partners of New York, LLC, a Delaware limited liability company

National Dental Alliance, Inc., a Delaware corporation

American Dental Partners of Tennessee, LLC, a Delaware limited liability company

Voss Dental Lab Inc., a New York corporation

American Dental Partners of Michigan, LLC, a Delaware limited liability company